Exhibit 23.2

Consent of Larrowe & Company, PLC

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation into this registration statement on Form S-4 of our report dated February 13, 2003, except for Note 22, as to which the date is March 7, 2003, on our audits of MountainBank Financial Corporation and subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002. We also consent to the references to our firm under the caption "Experts" in this Registration Statement.

/s/ Larrowe & Company, PLC
August 4, 2003